Exhibit 99.1

Anthony B. Petrelli

June 8, 2009

Mr. Sandy Greenberg, Chairman
Mr. John Pougnet, Chief Financial Officer
XELR8, Inc.
480 S. Holly St.
Denver, CO 80246

Dear Mr. Greenberg and Mr. Pougnet,

This letter serves as my formal resignation as a member of the Board of Directors of XELR8, Inc.  I am hereby resigning for personal reasons effective as of this date.

Sincerely,

/s/  Anthony B. Petrelli
Anthony B. Petrelli

ABP/bGw